UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2005

                PERFECTDATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12817	95-3087593
(Commission File Number)	(I.R.S. Employer Identification No.)
825 Third Avenue, 32nd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

  (866) 274-4040

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ii

INFORMATION TO BE INCLUDED IN REPORT

Section 1 – Registrant's Business and Operations

Item 2.01.    Completion of Acquisition or Disposition of Assets.

Reference is made to the Current Report on Form 8-K, dated April 19, 2005, filed by PerfectData Corporation ("PerfectData" or the "Registrant") on April 21, 2005 regarding the consummation of a merger transaction to which PerfectData was a party (the "Merger"). As described in therein, as well as in a Current Report on Form 8-K, dated March 7, 2005, filed by PerfectData on March 11, 2005, reporting that PerfectData had entered into a definitive agreement, on April 19, 2005, Sona Mobile, Inc., a State of Washington corporation ("Old Sona"), merged with and into PerfectData Acquisition Corporation (the "Merger Sub"), a newly-formed, wholly-owned subsidiary of the PerfectData formed under the laws of the State of Delaware. In connection with the Merger, (a) Merger Sub changed its name to Sona Mobile, Inc.; (b) the former shareholders of Old Sona received 539,733 shares of the Registrant's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), which are convertible into 25,397,414 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"); (c) Old Sona's advisor (the "Advisor") in connection with the Merger received 28,407 shares of Series A Preferred Stock, convertible into 1,336,706 shares of Common Stock; (d) four of the five members of the Registrant's existing board of directors (the "Board") resigned as well as its President and Chief Executive Officer; (e) three designees of Old Sona were appointed to the Board and Old Sona's senior executives were appointed as the senior officers of the Registrant; and (f) the Registrant changed its fiscal year from March 31 to December 31.

If the Registrant achieves certain performance goals in the current fiscal year or over the two-year period including the current fiscal year and the subsequent fiscal year, the former shareholders of Old Sona will be entitled to receive additional shares of the Registrant increasing their aggregate ownership in the Registrant from 80% to 85% (taking into account the shares owned by the Advisor).

Copies of the Agreement and Plan of Merger, dated as of March 7, 2005, among the Registrant, the Merger Sub and Old Sona and the Certificate of Designations, Rights and Preferences with respect to the Series A Preferred Stock have been previously filed with the Commission.

Section 5 – Corporate Governance and Management

Security Ownership of Beneficial Owners and Management.

The following table sets forth, as of the date hereof, information with respect to the beneficial ownership of the outstanding shares of the Registrant's Common Stock immediately following the Merger (assuming conversion of the Series A Preferred Stock) by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. This information modifies and supersedes the information on the beneficial of ownership of management as set forth in the Current Report on Form 8-K filed on April 21, 2005.

1

	Without Additional Shares			With Additional Shares (2)
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned
Shawn Kreloff(3) c/o Sona Mobile, Inc. 825 Third Avenue, 32nd Floor New York, NY 10022	2,879,911		8.49%	4,143,030		9.14%
John Bush(4) c/o Sona Mobile, Inc. 825 Third Avenue, 32nd Floor New York, NY 10022	6,233,554	(5)	18.38%	8,967,568	(6)	19.79%
Nicholas H. Glinsman(7) c/o Sona Mobile, Inc. 825 Third Avenue, 32nd Floor New York, NY 10022	2,405,579		7.09%	3,460,658		7.64%
Lance Yu c/o Sona Mobile, Inc. 44 Victoria Street, Suite 801 Toronto M5C1Y2 CANADA	1,178,734		3.48%	1,695,722		3.74%
Irene J. Marino(8) c/o PerfectData Corporation 1445 East Los Angeles Avenue Simi Valley, CA 93065	15,816	(8)	Less than 1%	15,816	(8)	Less than 1%
Bryan Maizlish(9) 9705 Conestoga Way Potomac, MD 20854	64,256	(10)	Less than 1%	64,256	(10)	Less than 1%
All directors and officers as a group (6 in number)	12,777,850		37.32%	18,347,050		40.21
Lohrey LLC c/o Harlowe & Hitt LLP One Tacoma Avenue North Tacoma, WA 98403	3,961,190		11.68%	5,698,554		12.58%

(1)	Effect is given, pursuant to Rule 13-d(1)(i) under the Exchange Act, to shares issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of the date of this Report.

(2)	Reflects beneficial ownership if the former shareholders of Old Sona increase their equity position in the Registrant to 85% (including the shares issuable to the Advisor) in accordance with the Merger Agreement.

(3)	Mr. Kreloff became the Chairman of the Board and a director of the Registrant effective with the Merger.

(4)	Mr. Bush became the President, the Chief Executive Officer and a director of the Registrant effective with the Merger.

(5)	Includes 80,168 shares owned by Mr. Bush's wife.

(6)	Includes 115,358 shares owned by Mr. Bush's wife.

2

(7)	Mr. Glinsman became the Secretary and a director of the Registrant effective with the Merger.

(8)	Ms. Marino retired on May 31, 2005.

(9)	Includes 12,500 shares issuable upon exercise of options under the PerfectData Option Plan. These options expire on April 19, 2008.

(10)	Mr. Maizlish continues to serve as a director of the Company.

(11)	Includes 60,000 shares issuable upon the exercise of an option under the PerfectData Option Plan. All these options expire on April 19, 2008.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements of Old Sona for the years ended December 31, 2003 and 2004 are included in this Form 8-K/A beginning on page F-2.

(b) Pro Forma Financial Information. Pro forma financial information reflecting the Merger is included in this Form 8-K/A beginning on page F-19.

(c) Exhibits.

Number	Description of Exhibit
3(i)(1)	Certificate of Incorporation of the Company.(1)
3(i)(2)	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.(2)
10.1	Agreement and Plan of Merger dated as of March 7, 2005 by and among the Registrant, Merger Sub and Old Sona.(2)
23	Consent of Independent Registered Accounting Firm(3)
99.1	Press Release dated April 20, 2005.(4)

(1)	Filed by incorporation by reference to the Company's definitive Consent Solicitation Statement dated October 26, 2004 as filed on November 1, 2004.

(2)	Filed by incorporation by reference to the Company's report on Form 8-K filed March 11, 2005.

(3)	Incorporated by reference to the Registrant's registration statement on Form S-8, File No. 333-51774.

(4)	Filed by incorporation by reference to the Company's report on Form 8-K filed April 21, 2005.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECTDATA CORPORATION (Registrant)
Date: July 5, 2005	By:	/s/ John Bush John Bush President and Chief Executive Officer

4

Sona Mobile, Inc. and Subsidiary Consolidated Financial Statements

Unaudited Interim Financial Statements:
Consolidated Balance Sheets as at March 31, 2005 and December 31, 2004	F-2
Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2005 and 2004	F-3
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2005 and 2004	F-4
Notes to Consolidated Financial Statements	F-5
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-8
Consolidated Balance Sheets as at December 31, 2004 and 2003	F-9
Consolidated Statements of Operations and Comprehensive Loss for the Year Ended December 31, 2004 and the Period from November 12, 2003 to December 31, 2003	F-10
Consolidated Statements of Cash Flows for the Year Ended December 31, 2004 and the Period from November 12, 2003 to December 31, 2003	F-11
Consolidated Statements of Shareholders' Deficiency for the Period from November 12, 2003 to December 31, 2004	F-12
Notes to Consolidated Financial Statements	F-13
Unaudited Pro Forma Condensed Combined Financial Statements:
Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements	F-19
Unaudited Pro Forma Condensed Combined Balance Sheet as at March 31, 2005	F-20
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended March 31, 2005
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-21

Sona Mobile, Inc. and Subsidiary
Consolidated Balance Sheets

	As at March 31, 2005 (unaudited)	As at December 31, 2004 (audited)
Assets
Current
Cash	$163,011	$113,629
Accounts receivable	335,236	131,630
Scientific development tax credits receivable	90,433	90,433
Prepaid expenses	10,655	17,852
Total current assets	599,335	353,544
Software rights, net	217,279	415,936
Equipment, net	17,126	11,294
	$833,740	$780,774
Liabilities and Shareholders' Deficiency
Current
Accounts payable	$400,135	$207,163
Accrued liabilities	49,100	52,190
Deferred revenue	105,809	1,432
Note payable and other short term loans	—	55,325
Redeemable preference shares	280,000	280,000
Due to shareholder	221,249	209,651
Total current liabilities	$1,056,293	$805,761
Convertible note payable	—	85,630
Total liabilities	$1,056,293	$891,391
Shareholders' deficiency
Share capital
Authorized – 7,000,000 preference shares, no par value; 3,000,000 Series A preference shares; 10,000,000 common shares, no par value
Issued and outstanding 2,004,407 and 1,558,177 common shares	1,071,584	450,459
Other paid-in capital	205,555	205,555
Accumulated other comprehensive income (loss)	(3,668)	(25,651)
Accumulated deficit	(1,496,024)	(740,980)
Total shareholders' deficiency	(222,553)	(110,617)
	$833,740	$780,774

See accompanying notes to consolidated financial statements.

Sona Mobile, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Loss

	Three months ended March 31,
	2005 (unaudited)	2004 (unaudited)
Revenue
Application licenses	$135,035	$43,841
Operating expense
Depreciation - equipment	1,157	913
Amortization - software rights	198,657	185,557
Bad debt expense	478	—
Consulting	199,724	50,643
Deferred compensation expense	46,125	—
Insurance	981	—
Office	82,589	10,207
Professional fees	110,120	10,174
Research & development tax credits	—	(26,865)
Rent	8,777	4,247
Telephone and telecommunications	28,772	23,150
Travel	59,203	11,248
Wages and benefits	153,496	53,790
Total operating expense	$890,079	323,064
Net Loss	$(755,044)	(279,223)
Other comprensive income (loss) — translation adjustment	$21,983	$(2,301)
Comprehensive loss	$(733,061)	$(281,524)

See accompanying notes to consolidated financial statements.

Sona Mobile, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	Three months ended March 31,
	2005 (unaudited)	2004 (unaudited)
Cash provided by (used in):
Operating activities
Net loss	$(755,044)	$(279,273)
Adjustments for:
Amortization of equipment	1,157	913
Amortization of software rights	198,657	185,557
Deferred compensation expense	46,125	—
Changes in non-cash working capital assets and liabilities net of acquired assets and liabilities due to acquisitions:
Accounts receivable	(203,606)	(16,838)
Scientific development tax credits receivable	—	159,617
Prepaid expenses	7,197	6,193
Accounts payable	192,972	90,141
Accrued liabilities	14,910	100,453
Deferred revenue	104,377	—
Net cash provided by (used in) operating activities	$(393,255)	$246,453
Investing
Furniture and equipment	(6,989)	(1,110)
Software rights	—	447,936
Net cash provided by (used in) investing activities	$(6,989)	$(449,046)
Financing
Accumulated other comprehensive income	21,983	(2,301)
Proceeds from the sale of common shares	475,000	—
Net proceeds from (repayment of) note payable and other loans	(55,325)	14,898
Payments to shareholder	(6,402)	29,025
Proceeds from convertible note payable	14,370	232,520
Net cash provided by financing activities	$449,626	$216,092
Effect of exchange rate changes on cash	—	—
Change in cash during the year	49,382	13,865
Cash, beginning of year	113,629	213
Cash, end of year	$163,011	$14,078

See accompanying notes to consolidated financial statements.

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements

1.    Company background

Sona Mobile, Inc. (the Company) was incorporated on November 12, 2003 in the state of Washington. The Company is a provider of wireless solutions that bring mobility to businesses in the wireless data marketplace. The Company has customers in the banking, manufacturing, entertainment, and utilities/energy industries.

2.    Summary of significant accounting policies

These consolidated financial statements are presented in United States dollars and have been prepared in accordance with U.S. generally accepted accounting principles and reflect the following policies:

(a)	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Sona Innovations Inc. The subsidiary was acquired December 23, 2003 and the assets and liabilities are included in the 2004 and 2005 consolidated balance sheet. The results of the subsidiary's operations are recorded from the date of acquisition. All intercompany accounts and transactions have been eliminated in consolidation.

(b)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash and term deposits with original maturity dates of less than 90 days. Cash and cash equivalents are stated at cost which approximates market value, and are concentrated in two major financial institutions.

(c)	Foreign currency translation

In accordance with the provisions of SFAS No. 52 "Foreign Currency Translation", assets and liabilities denominated in a foreign currency have been translated at the year end rate of exchange. Revenue and expense items have been translated at the transaction date rate. For the foreign subsidiary which utilizes its local currency as its functional currency, the resulting translation gains and losses are included in other comprehensive income. Gains or losses resulting from foreign exchange transactions are reflected in earnings.

(d)	Long term investments

Equipment is stated at cost. Depreciation is provided on a straight line basis over the estimated useful lives of three to five years.

(e)	Measurement uncertainty

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(f)	Software rights

Software rights are recorded at the excess of the purchase price of the subsidiary over the fair value of the subsidiary's identifiable net tangible assets. The carrying value of the rights is being amortized over the program application's estimated useful life of four years.

The Company tests for recoverability of software rights when events or changes in circumstance indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to significant decreases in the market price of the assets;

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements

2.    Summary of significant accounting policies (continued)

significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

As at March 31, 2005 and December 31, 2004 there were no circumstances or events which had occurred which might indicate that the carrying value of the rights may not be recoverable and therefore no test of the recoverability has been made.

(g)	Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed periodically for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(h)	Revenue recognition

The Company derives revenue from license and service fees related to customization and implementation of the software being licensed. Service fees are recorded on a percentage of completion or completed-contract basis depending on whether or not reliable estimates of the costs to complete the work can be obtained. License fees are recognized over the service period when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the receivable is probable. The deferred revenues are amounts received prior to completion of service.

(i)	Research and development

The Company annually incurs costs on activities that related to research and the development of new products. Research costs are expenses as they are incurred. Costs are reduced by investment tax credits where applicable.

(j)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements

3.    Business acquisition

On December 23, 2003 the Company acquired 100% of the outstanding voting shares of Sona Innovations Inc., a Canadian company that developed the wireless platform upon which the Company's products are based. Prior to the acquisition the two companies were at arm's length. The consideration for the shares was $132,175 ($175,000 Canadian) in cash and short term notes as well as assumption of $377,644 ($500,000 Canadian) of current debt owed to the majority shareholder of the investee prior to the acquisition (note 5).

The allocation of the purchase price is as follows:

Cash	$208
Accounts receivable	9,059
Scientific tax credits receivable	159,616
Prepaid expenses	6,193
Equipment	13,078
Software rights	554,583
742,737
Accounts payable	(85,279)
Accrued liabilities	(18,546)
Short term loans	(55,079)
Due to shareholder	(74,013)
Total purchase price	$509,820

4.    Long term investments

	As at March 31, 2005 (unaudited)	As at December 31, 2004 (audited)
Furniture and office equipment	$5,293	$5,293
Computer and telephone equipment	16,931	9,942
	22,224	15,235
Accumulated amortization	(5,098)	(3,941)
	$17,126	$11,294

5.    Note payable and other short term loans

	As at March 31, 2005 (unaudited)	As at December 31, 2004 (audited)
Amounts owed to former shareholders of Sona Innovations Inc. — non interest bearing with no specific terms of repayment (note 3)	$—	$55,325
	$—	$55,325

6.    Convertible note payable

On March 2, 2005, the note holder converted the note into 158,730 shares of common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Sona Mobile, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Sona Mobile, Inc. and Subsidiary (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, shareholders' deficiency, and cash flows for the year ended December 31, 2004 and for the period from November 12, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sona Mobile, Inc. and its Subsidiary as at December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and for the period from November 12, 2003 (date of inception) to December 31, 2003, in conformity with accounting principals generally accepted in the United States of America.

Toronto, Canada

March 18, 2005	Chartered Accountants

Sona Mobile, Inc. and Subsidiary
Consolidated Balance Sheets (audited)

	As at December 31,
	2004	2003
Assets
Current
Cash	$113,629	$213
Accounts receivable	131,630	9,059
Scientific development tax credits receivable	90,433	159,617
Prepaid expenses	17,852	6,193
Total current assets	353,544	175,082
Software rights, net (notes 2 and 3)	415,936	554,583
Equipment, net (note 4)	11,294	13,079
	$780,774	$742,744
Liabilities and Shareholders' Deficiency
Current
Accounts payable	$207,163	$200,104
Accrued liabilities	52,190	18,546
Deferred revenue	1,432	—
Note payable and other short term loans (note 5)	55,325	377,599
Redeemable preference shares (note 8)	280,000	150,000
Due to shareholder (note 6)	209,651	74,018
Total current liabilities	805,761	820,267
Convertible note payable (note 7)	85,630	—
Total liabilities	891,391	820,267
Shareholders' deficiency
Share capital (note 8) Authorized – 7,000,000 preference shares, no par value; 3,000,000 Series A preference shares; 10,000,000 common shares, no par value
Issued and outstanding 1,558,177 and 930,001 common shares	450,459	35,000
Other paid-in capital (notes 7 and 8)	205,555	—
Accumulated other comprehensive income (loss)	(25,651)	2,301
Accumulated deficit	(740,980)	(114,824)
Total shareholders' deficiency	(110,617)	(77,523)
	$780,774	$742,744

See accompanying notes to consolidated financial statements.

Sona Mobile, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Loss (audited)

	Year ended December 31, 2004	Period beginning November 12, 2003 (inception) and ending December 31, 2003
Revenue
Application licenses	$401,536	$—
Operating expense
Depreciation – equipment	3,941	—
Amortization – software rights	138,647	—
Bad debt expense	15,568	—
Consulting (note 6)	248,580	48,000
Insurance	3,235	—
Scientific development tax credits	(7,683)	—
Office	48,214	—
Professional fees	93,859	64,137
Rent (note 6)	29,083	—
Telephone and telecommunications	75,718	—
Travel	44,600	2,687
Wages and benefits	260,290	—
Stock based compensation (note 8)	46,463	—
Total operating expense	1,000,515	114,824
Operating loss	(598,979)	(114,824)
Other income (expense)
Interest expense (note 7)	(27,177)	—
Net Loss	(626,156)	(114,824)
Other comprehensive income (loss) – Translation adjustment	(27,952)	2,301
Comprehensive loss	$(654,108)	$(112,523)

See accompanying notes to consolidated financial statements.

Sona Mobile, Inc. and Subsidiary
Consolidated Statements of Cash Flows (audited)

	Year ended December 31, 2004	Period beginning November 12, 2003 (inception) and ending December 31, 2003
Cash provided by (used in):
Operating activities
Net loss	$(626,156)	$(114,824)
Adjustments for:
Amortization of equipment	3,941	—
Amortization of software rights	138,647	—
Amortization of deferred interest	16,185	—
Changes in non-cash working capital assets and liabilities net of acquired assets and liabilities due to acquisitions:
Accounts receivable	(122,571)	—
Scientific development tax credits receivable	69,184	—
Prepaid expenses	(11,659)	—
Accounts payable	7,058	114,824
Accrued liabilities	33,644	—
Deferred revenue	1,432	—
Net cash provided by (used in) operating activities	(490,295)	—
Investing
Furniture and equipment	(2,156)	—
Cash balance from acquisition of subsidiary	—	208
Net cash provided by (used in) investing activities	(2,156)	208
Financing
Proceeds from deposits on share subscriptions	175,000	—
Proceeds from the sale of preference shares	130,000	—
Proceeds from the sale of common shares	368,997	—
Net proceeds from (repayment of) note payable and other loans	(275,811)	—
Proceeds from shareholder (note 6)	135,633	5
Proceeds from convertible note payable	100,000	—
Net cash provided by financing activities	633,819	5
Effect of exchange rate changes on cash	(27,952)	—
Change in cash during the year	113,416	213
Cash, beginning of year	213	—
Cash, end of year	$113,629	$213
Supplemental schedule of non-cash investing and financing activities:
Redeemable preference shares issued in exchange for payment of deposit for acquisition of subsidiary	$—	$150,000
Common shares issued in exchange for payment of deposit for acquisition of subsidiary	$—	$35,000

See accompanying notes to consolidated financial statements.

Sona Mobile, Inc. and Subsidiary
Consolidated Statements of Shareholders' Deficiency (audited)
For the year ended December 31, 2004 and the period from November 12, 2003, the date of incorporation, to December 31, 2003

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Shareholder's Equity (Deficiency)
Balance, November 12, 2003 (inception)	$—	$—	$—	$—	$—	$—
Issuance of shares on incorporation	496,667	—	—	—	—	—
Issuance of shares in exchange for payment of deposit for acquisition of subsidiary	183,334	35,000	—	—	—	35,000
Issuance of shares as compensation for delays in the acquisition of subsidiary	250,000	—	—	—	—	—
Foreign exchange translation	—	—	—	2,301	—	2,301
Net loss	—	—	—	—	(114,824)	(114,824)
Balance, December 31, 2003	930,001	35,000	—	2,301	(114,824)	(77,523)
Issuance of shares for cash	628,176	368,996	—	—	—	368,996
Common stock committed for repayment of note payable (note 7)	—	—	30,555	—	—	30,555
Common stock committed for cash (note 8)	—	—	175,000	—	—	175,000
Stock based compensation	—	371,700	—	—	—	371,700
Deferred stock based compensation (note 8)	—	(325,237)	—	—	—	(325,237)
Foreign exchange translation	—	—	—	(27,952)	—	(27,952)
Net loss	—	—	—	—	(626,156)	(626,156)
Balance, December 31, 2004	$1,558,177	$450,459	$205,555	$(25,651)	$(740,980)	$(110,617)

See accompanying notes to consolidated financial statements.

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004 and 2003

1.    Company background

Sona Mobile, Inc. (the Company) was incorporated on November 12, 2003 in the state of Washington. The Company is a provider of wireless solutions that bring mobility to businesses in the wireless data marketplace. The Company has customers in the banking, manufacturing, entertainment, and utilities/energy industries.

2.	Summary of significant accounting policies

These consolidated financial statements are presented in United States dollars and have been prepared in accordance with U.S. generally accepted accounting principles and reflect the following policies:

(a)	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Sona Innovations Inc. The subsidiary was acquired December 23, 2003 and the assets and liabilities are included in the 2003 and 2004 consolidated balance sheet. The results of the subsidiary's operations are recorded from the date of acquisition. All intercompany accounts and transactions have been eliminated in consolidation.

(b)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash and term deposits with original maturity dates of less than 90 days. Cash and cash equivalents are stated at cost which approximates market value, and are concentrated in two major financial institutions.

(c)	Foreign currency translation

In accordance with the provisions of SFAS No. 52 "Foreign Currency Translation", assets and liabilities denominated in a foreign currency have been translated at the year end rate of exchange. Revenue and expense items have been translated at the transaction date rate. For the foreign subsidiary which utilizes its local currency as its functional currency, the resulting translation gains and losses are included in other comprehensive income. Gains or losses resulting from foreign exchange transactions are reflected in earnings.

(d)	Long term investments

Equipment is stated at cost. Depreciation is provided on a straight line basis over the estimated useful lives of three to five years.

(e)	Measurement uncertainty

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(f)	Software rights

Software rights are recorded at the excess of the purchase price of the subsidiary over the fair value of the subsidiary's identifiable net tangible assets. The carrying value of the rights is being amortized over the program application's estimated useful life of four years.

The Company tests for recoverability of software rights when events or changes in circumstance indicate that their carrying amount may not be recoverable. Circumstances which could trigger

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004 and 2003

2.	Summary of significant accounting policies (continued)

a review include, but are not limited to significant decreases in the market price of the assets; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

As at December 31, 2004 and 2003 there were no circumstances or events which had occurred which might indicate that the carrying value of the rights may not be recoverable and therefore no test of the recoverability has been made.

(g)	Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed periodically for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(h)	Revenue recognition

The Company derives revenue from license and service fees related to customization and implementation of the software being licensed. Service fees are recorded on a percentage of completion or completed-contract basis depending on whether or not reliable estimates of the costs to complete the work can be obtained. License fees are recognized over the service period when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the receivable is probable. The deferred revenues are amounts received prior to completion of service.

(i)	Research and development

The Company annually incurs costs on activities that related to research and the development of new products. Research costs are expenses as they are incurred. Costs are reduced by investment tax credits where applicable.

(j)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004 and 2003

3.    Business acquisition

On December 23, 2003 the Company acquired 100% of the outstanding voting shares of Sona Innovations Inc., a Canadian company that developed the wireless platform upon which the Company's products are based. Prior to the acquisition the two companies were at arm's length. The consideration for the shares was $132,175 ($175,000 Canadian) in cash and short term notes as well as assumption of $377,644 ($500,000 Canadian) of current debt owed to the majority shareholder of the investee prior to the acquisition (note 5).

The allocation of the purchase price is as follows:

Cash	$208
Accounts receivable	9,059
Scientific tax credits receivable	159,616
Prepaid expenses	6,193
Equipment	13,078
Software rights	554,583
742,737
Accounts payable	(85,279)
Accrued liabilities	(18,546)
Short term loans	(55,079)
Due to shareholder	(74,013)
Total purchase price	$509,820

4.    Long term investments

	2004	2003
Furniture and office equipment	$5,293	$2,915
Computer and telephone equipment	9,942	10,164
	15,235	13,079
Accumulated amortization	(3,941)	—
	$11,294	$13,079

5.	Note payable and other short term loans

	2004	2003
Amounts owed to former shareholders of Sona Innovations Inc. - non
interest bearing with no specific terms of repayment (note 3)	$55,325	$55,079
Debt assumed on acquisition of subsidiary bearing interest at 3.5%
per annum, payable June 23, 2004 (note 3)	—	322,520
	$55,325	$377,599

6.	Related party transactions

During the year, the Company paid consulting fees to shareholders and directors of the company in the amount of $215,000 and $48,000 in 2004 and 2003, respectively. The balance due to shareholder of $209,651 is non-interest bearing, unsecured with no specific terms of repayment.

The Company's subsidiary shares premises with the former majority shareholder of the subsidiary who also owns 250,000 common shares of Sona Mobile, Inc. During 2004 the Company paid rent to the former majority shareholder in the amount of $22,590 on a month to month basis with no commitment.

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004 and 2003

7.	Convertible note payable

In July 2004 the Company issued a note for proceeds for $100,000, its face value. The note is due January 2006 and bears interest at 12% per annum, payable upon maturity. On the note's due date, 48,500 common shares are to be issued to the note holder. The note is convertible to 158,730 common shares or $.63 per share, at any time before the due date.

In accordance with EITF 98-5 the fair value of the conversion option on the date of issuance was nil as the conversion price was equal to the current issue price for the shares. The obligation to issue common shares has been valued at the market price at the time of issue in the amount of $30,555 and is reflected as part of "Other paid-in capital" in shareholder's equity and the related note discount, netted against the note payable. Interest and amortization of the discount are charged to income over the term of the note.

On March 2, 2005 the holder of the note exercised the conversion. The other paid-in capital and the carrying value of the note payable including accrued interest and unamortized discount of $21,580 have been recorded as proceeds for the issue of the 158,730 shares.

8.    Share capital

Redeemable Preference shares

The board of directors has designated 3 million of the 10 million preference shares authorized as Series A preference shares. The shares are voting, have a non-cumulative dividend rate of 6% and are convertible to common shares on a one to one basis, subject to certain anti-dilutive provisions. The shares are redeemable at the option of the holder, if the Company is not sold, merged or subject to a public offering within 5 years of issue. The redemption amount is equal to their paid up amount plus an additional 6% compounded annually. Should the Company be subject to a public offering where the offering price is 33 times the issue price and in aggregate greater than $10 million or a majority of the Series A preferred shareholders provide consent, the shares are subject to a mandatory conversion to common shares. The holders of the Series A preferred shares have the right to purchase shares offered for sale by the Company in a number of shares necessary to maintain the holder's pro rata ownership on the basis of common share equivalents outstanding. Due to the redeemable feature of these shares they have been classified as a liability in the balance sheet.

In December, 2003 1,686,667 Series A preference shares were issued to the Company's founders for nominal consideration and 500,000 Series A preference shares were issued at $150,000 in repayment of deposits made on the acquisition of Sona Innovations Inc. as described in note 3. In January and May, 2004 141,112 Series A preference shares were issued for $130,000 to finance the remainder of the acquisition.

Common shares

In December, 2003 496,667 common shares were issued to the Company's founders for nominal consideration, 183,334 shares were issued for $35,000 in repayment of deposits made on the acquisition of Sona Innovations Inc. as described in note 3 and 250,000 shares were issued for nominal consideration to the former majority shareholder of the subsidiary as compensation for delays in closing the acquisition. In January and June, 2004 and during August to October, 2004 an aggregate of 628,176 shares were issued for $368,997. The proceeds of these issues were used to pay the remaining notes payable and debt assumed in the acquisition of the subsidiary as described in note 3, as well as to finance current operations.

In December 2004 the Company received $175,000 for 101,157 shares issued January 3, 2005. this amount is reflected as "Other paid-in capital" in the balance sheet.

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004 and 2003

8.    Share capital (continued)

On November 18, 2004 the board authorized 590,000 shares to be issued to various employees and a consultant for no consideration. These shares were issued January 3, 2005. The value of these shares is $371,700, of which $46,463 has been recorded as expense in the current period and $325,237 has been recorded as deferred stock based compensation in the statement of shareholders' deficiency.

9.    Financial instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable, deposits on share subscriptions, notes payable, other short term loans and amount due to shareholder.

The Company is subject to credit risk with respect to its accounts receivable to the extent that debtors do not meet their obligations. The Company monitors the age of its accounts receivables and may delay development or terminate information fees if debtors do not meet payment terms.

The Company is subject to foreign currency risk with respect to financial instruments denominated in a foreign currency.

A reasonable estimate of fair value of the amount due to shareholder and other short term loans could not be made as the timing of payments, if any, is not known.

Due to the short period to maturity, the book value of the remaining financial instruments approximates their fair value.

10.    Income taxes

Deferred tax benefits arising from net operating loss and scientific research and experimental development expenditure carryforwards were determined using the applicable statutory rates. The net operating loss carry forward balances vary from the applicable percentages of net loss due to expenses, primarily amortization of software rights, recognized under generally accepted accounting principles, but not deductible for tax purposes.

The Company has Canadian scientific research and experimental development expenditures of approximately $815,000 that may be carried forward indefinitely and applied to reduce taxable income in future years. In addition, the Company has losses carried forward for Canadian tax purposes which may be applied to reduce taxable income in the amount of approximately $240,000. Losses in the amount of $52,000 expire in 2009 and the remaining $188,000 expire in 2014.

Net operating loss carryforwards available for U.S. federal and state tax purposes of approximately $287,000. Of these losses $115,000 expires in 2023 and 2013 for federal and state purposes, respectively, and $172,000 expires in 2024 and 2014 for federal and state purposes, respectively.

The utilization of the net operating losses to offset future taxable income may be limited under U.S. tax laws.

At December 31, 2004 and 2003 the Company had net deferred tax assets of approximately $447,000 and $336,000 arising from the net operating loss and scientific research and experimental development expenditure carryforwards. These deferred tax assets are fully offset by deferred tax liability arising from the software rights, the amortization of which is not deductible for tax purposes and the remainder by valuation allowances.

The deferred tax liability related to the software is $145,000 and $194,000 at December 31, 2004 and 2003. The Company has established a valuation allowance of 100% to the extent of the deferred net tax assets since it is more likely than not that the benefit will not be realized. During 2004 and 2003 the valuation allowance increased by $160,000 and $142,000.

Sona Mobile, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2004 and 2003

11.    Commitment

On December 29, 2004, Sona Innovations Inc. signed a letter of intent to acquire the assets and employees contracts of Smart Video Canada Inc. for $83,195 ($100,000 Canadian). An initial deposit of $4,160 ($5,000 Canadian) was paid as at December 31, 2004 and remainder to be paid throughout 2005.

12.    Subsequent events

On January 12, 2005 Sona Mobile, Inc. signed a non-binding Letter of Intent to merge with Perfectdata Corporation. Under the terms of the letter of intent, the shareholders of Sona Mobile, Inc. initially will own 80% of the merged entity and could own an additional 5% pursuant to a formula to be set forth in the merger agreement. The transaction is subject to completion of due diligence, execution of a definitive merger agreement, and satisfying other material conditions. On March 10, 2005, the parties executed a definitive agreement.

In addition, on March 7, 2005 the Company issued 250,000 common shares to accredited investors for proceeds of $475,000 to finance current operations.

PERFECTDATA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 19, 2003, Sona Mobile, Inc., a state of Washington corporation ("Sona Washington") merged with and into (the "Merger"), Perfectdata Acquisition Corporation, a Delaware corporation ("Merger Sub"), a newly-formed, wholly-owned subsidiary of Perfectdata Corporation ("PerfectData"). In connection with the Merger, Merger Sub, the surviving entity, changed its name to Sona Mobile, Inc. ("Sona Delaware"). In the Merger, the former shareholders of Sona Washington received 539,733 shares of our Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and the advisor to Sona Washington received 28,407 shares of Series A Preferred Stock. The Series A Preferred Stock (a) votes with the Common Stock on an as converted basis; (b) has an aggregate liquidation preference of $3.25 million and (c) is convertible into shares of our common stock, par value $.01 per share (the "Common Stock") in the ratio of 48.11159 shares of Common Stock for each share of Series A Preferred Stock. In the aggregate, the Series A Preferred Stock held by the former shareholders of Sona Washington and the advisor represents 80% of PerfectData's fully diluted issued and outstanding shares of capital stock on the date of the Merger. In addition, if Perfectdata achieves certain operational goals either in the current fiscal year or over the two-year period that includes the current fiscal year and the next fiscal year, the former shareholders of Sona Washington are entitled to receive such number of additional shares of Common Stock so that their interest in PerfectData, measured as of the date of the Merger, would be 85% rather than 80%. Also, in connection with the Merger, the Chief Executive Officer and four out of the five members of our board of directors of PerfectData resigned. The sole remaining director then appointed three designees of Sona Washington to the board and the newly reconstituted board then appointed new senior officers all of whom had previously been officers and/or directors of Sona Washington.

As a result of the Merger, (a) the former shareholders of Sona Washington have voting control of PerfectData, (b) Sona's designees constitute a majority of the members of PerfectData's Board of Directors, (c) Sona's senior executive officers were appointed as the senior executive officers of PerfectData, and (d) PerfectData's only operating business is the historical operating business of Sona Washington. According to the Merger is being accounted for as a reverse acquisition.

The following unaudited pro forma condensed combined balance sheet of PerfectData Corporation combines the historical balance sheets of PerfectData and Sona Washington, giving effect to the Merger as if it had been consummated on March 31, 2005. It is based on the most recent audited consolidated balance sheet of PerfectData as at March 31, 2005 (most recent balance sheet available) and the unaudited consolidated balance sheet of Sona Washington as at March 31, 2005.

The following unaudited pro forma condensed combined statement of income of PerfectData Corporation combines PerfectData's audited statement of operations for the year ended March 31, 2005 and Sona Washington's unaudited statement of operations and comprehensive loss for the 12-months ended March 31, 2005.

The following unaudited pro forma condensed combined financial statements should be read in conjunction with:

(a)	the historical consolidated financial statements and related notes of Sona Washington and subsidiary as presented elsewhere in this Current Report on Form 8-K/A; and

(b)	the historical audited consolidated financial statements and related notes of PerfectData Corporation as reported in its Annual Report on Form 10-KSB for the year ended March 31, 2005.

The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and do not purport to be indicative of the financial position that would have actually occurred if the acquisition had been in effect at the beginning of the period indicated, nor is if necessarily indicative of the financial position of the combined companies. The pro forma adjustments are based on the information currently available.

PERFECTDATA CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS AT MARCH 31, 2005

	Perfectdata	Sona Mobile Inc.	Pro Forma adjustments	Combined
A S S E T S
Current	$1,282,000	$599,000		$1,881,000
Software rights		217,000		217,000
Equipment		17,000		17,000
	$1,282,000	$833,000		$2,115,000
L I A B I L I T I E S
Current	$335,000	$1,056,000		$1,390,000
SHAREHOLDER'S EQUITY	947,000	(222,000)		725,000
	$1,282,000	$833,000		$2,115,000

PERFECTDATA CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED MARCH 31, 2005

	Perfectdata	Sona Mobile Inc.	Pro Forma adjustments	Combined
REVENUE	$21,000	$581,000		$602,000
EXPENSES
Selling, general and administrative	$914,000	$1,252,000		2,166,000
Depreciation and amortization		765,000		765,000
	914,000	2,017,000		2,931,000
INCOME BEFORE INCOME TAX	(893,000)	(1,436,000)		(2,329,000)
Provision for income tax	—	—		—
NET INCOME	$(893,000)	$(1,436,000)		$(2,329,000)
Net loss per common share
Basic loss from continuing operations				$(0.32)
Diluted loss from continuing operations				$(0.07)

See accompanying notes to unaudited proforma condensed consolidated financial statements.

PERFECTDATA CORPORATION. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

a)	The proforma adjustments reflect the acquisition of PerfectData by Sona under the purchase method of accounting. This purchase has been allocated as follows:

Current assets	$1,282,000
Current liabilities	(335,000)
Total purchase price	$943,000